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                                                                    EXHIBIT 23.2


                         INDEPENDENT AUDITORS' CONSENT

To The Board of Directors of
 Genomic Solutions Inc.

We have issued our report dated January 31, 2001 regarding the consolidated financial statements of Cartesian Technologies, Inc. and its subsidiary as of October 31, 2000 and for the year then ended, which is included in the Proxy Statement and Prospectus of Genomic Solutions Inc. and Consent Solicitation of Cartesian Technologies, Inc., that is a part of this Registration Statement of Genomic Solutions Inc. on Form S-4. We consent to the inclusion of said report in the Proxy Statement and Prospectus of Genomic Solutions Inc. and Consent Solicitation of Cartesian Technologies, Inc. We also consent to the use of our name as it appears under the heading "Experts" in such Proxy Statement and Prospectus of Genomic Solutions Inc. and Consent Solicitation of Cartesian Technologies, Inc.


                                                  /s/ CORBIN & WERTZ

Irvine, California
October 5, 2001